UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 26, 2004

                                 CYTOMEDIX, INC.
             (Exact name of registrant as it appears in its charter)

         Delaware                     0-28443                 23-3011702
(State or other jurisdiction  (Commission File Number)       (IRS Employer
     of incorporation)                                     Indentification No.)

                        1523 South Bowman Rd., Suite A,
                          Little Rock, Arkansas 72211
             (Address of principal executive offices and zip code)


                                 (501) 219-2111
                        (Registrant's telephone number,
                              including area code)



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ITEM 5.  OTHER EVENTS

      On March 26, 2004, Cytomedix, Inc. (the "Company") entered into a Series C Convertible Preferred Stock Purchase Agreement dated as of March 25, 2004 ("Purchase Agreement"), with several accredited investors providing for the sale and issuance of $2.8 million of Series C Convertible Preferred Stock. The purchase price of the Series C Convertible Preferred Stock was $10,000 per share and each share of Series C Convertible Preferred Stock is convertible, subject to certain adjustments, into 10,000 shares of the Company's common stock. The Company also issued Series C-1 and Series C-2 Warrants to purchase an aggregate of approximately 2.8 million shares of common stock at an exercise price of $1.50. In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement dated as of March 25, 2004, whereby the Company agrees to register the resale of the common stock issuable upon conversion of the Series C Convertible Preferred Stock and the common stock issuable upon exercise of the Series C-1 Warrants and the Series C-2 Warrants.

      Burnham Hill Partners, a division of Pali Capital Inc. ("BHP") acted as the exclusive placement agent in connection with the financing. As compensation for its services, BHP received cash in the amount of 10% of the gross proceeds and placement agent warrants to purchase 280,000 shares of the Company's common stock at an exercise price of $1.00 and a term of five years. With regard to the Company's future financing and marketing efforts, BHP has agreed to act as a consultant to the Company for six months. In consideration of this consulting arrangement, the Company will pay BHP $5,000 per month and issue consulting warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $1.00.

      Forms of the Purchase Agreement, the Registration Rights Agreement, Series C-1 Warrant, the Series C-2 Warrant, and the Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock as filed with the Delaware Secretary of State on March 25, 2004, are attached as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The Company issued a press release on March 29, 2004, announcing the transaction referred to above. The press release is also attached as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following Exhibits are filed with this Current Report on Form 8-K:

Exhibit 4.1 Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Stock of Cytomedix, Inc., as filed with the Delaware Secretary of State on March 25, 2004.

Exhibit 4.2 Form of Registration Rights Agreement, dated as of March 25, 2004, between Cytomedix, Inc., and the purchasers named therein.

Exhibit 4.3 Form of Series C-1 Warrant to Purchase Shares of Common Stock of Cytomedix, Inc.

Exhibit 4.4 Form of Series C-2 Warrant to Purchase Shares of Common Stock of Cytomedix, Inc.

Exhibit 10.1 Form of Series C Convertible Stock Purchase Agreement, dated as of March 25, 2004, between Cytomedix, Inc., and the purchasers named therein.

Exhibit 99.1      Press Release of Cytomedix, Inc., dated March 29, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 CYTOMEDIX, INC.

                                                 By: /s/  Mark E. Cline
                                                   -----------------------
                                                          Mark E. Cline
                                                          President


Date:  March 29, 2004